INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 333-33555 and 333-29725 of CommScope, Inc. on Forms S-8 of our report dated February 2, 1998, appearing in this Annual Report on Form 10-K of CommScope, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Hickory, North Carolina
March 26, 1998